Exhibit 99.1

For more information:	Investor Relations:
Marc Olin	JoAnn Horne
Chief Financial Officer	Market Street Partners
EFI	415-445-3235
650-357-3500

EFI Reports Record First Quarter Revenue For Q1 2018

Industrial Inkjet Increases by 15%; Productivity Software Grows by 25%

Fremont, Calif. – April 30, 2018 – Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced its results for the first quarter of 2018.

For the quarter ended March 31, 2018, the Company reported record first quarter revenue of $239.9 million, up 5% compared to first quarter 2017 revenue of $228.7 million. GAAP net loss was $3.6 million compared to GAAP net income of $4.8 million for the same period in 2017 or $(0.08) per diluted share compared to $0.10 per diluted share for the same period in 2017. Non-GAAP net income was $17.2 million, down 33% compared to non-GAAP net income of $25.8 million for the same period in 2017 or $0.38 per diluted share, down 31% compared to $0.55 per diluted share for the same period in 2017. Cash flow from operating activities was $6.3 million compared to $14.9 million during the same period in 2017.

“We began 2018 with a very strong Q1, as our direct business*, which grew 17% and now comprises 77% of our sales, drove revenues above expectations. We also met our goals for Nozomi in Q1, and with increasing traction in the packaging market, look for sequential growth in unit shipments through the year,” said Guy Gecht, CEO of EFI. “With Nozomi and the solid lineup of new products planned for the second half of the year, the entire EFI team is excited and energized about the significant opportunities in 2018 and beyond.”

Conference Call

EFI will discuss the Company’s financial results by conference call at 5:00 pm ET/2:00 pm PT today. Instructions for listening to the conference call over the Web are available on the Investor Relations portion of EFI’s website at www.efi.com.

About EFI

EFI™ is a global technology company, based in Silicon Valley, and is leading the worldwide transformation from analog to digital imaging. We are passionate about fueling customer success with products that increase competitiveness and boost productivity. To do that, we develop breakthrough technologies for the manufacturing of signage, packaging, textiles, ceramic tiles, and personalized documents, with a wide range of printers, inks, digital front ends, and a comprehensive business and production workflow suite that transforms and streamlines the entire production process. (www.efi.com)

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “accelerate”. “address”, “ahead”, “anticipate”, “believe”, “consider”, “continue”, “develop”, “estimate”, “expect”, “further”, “look”, “plan”, and “progress” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding EFI’s strategy, plans, expectations regarding its revenue growth, introduction of new products, product portfolio, productivity, future opportunities for EFI and its customers, demand for products, and any statements or assumptions underlying any of the foregoing.

*	EFI defines its “direct business” as its Industrial Inkjet and Productivity Software segments.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not necessarily limited to, intense competition in each of our businesses, including competition from products developed by EFI’s customers; our ability to remediate the material weaknesses identified in EFI’s internal control over financial reporting; the uncertainty of the outcome of the pending securities lawsuits against EFI; unforeseen expenses; fluctuations in currency exchange rates; the difficulty of aligning expense levels with revenue; management’s ability to forecast revenues, expenses and earnings; our ability to successfully integrate acquired businesses; changes in the mix of products sold; the uncertainty of market acceptance of new product introductions; challenge of managing asset levels, including inventory and variations in inventory levels; the uncertainty of continued success in technological advances; the challenges of obtaining timely, efficient and quality product manufacturing and supply of components; any world-wide financial and economic difficulties and downturns; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; the unpredictability of development schedules and commercialization of products by the leading printer manufacturers and declines or delays in demand for our related products; the impact of changing consumer preferences on demand for our textile products; litigation involving intellectual property rights or other related matters; the uncertainty regarding the amount and timing of future share repurchases by EFI and the origin of funds used for such repurchases; the market prices of EFI’s common stock prior to, during and after the share repurchases; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release and are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the three months ended March 31, 2018. EFI undertakes no obligation to update information contained in this press release. Amounts are subject to rounding.

For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Risk Factors” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at www.efi.com.

Impact of the Tax Cuts and Jobs Act of 2017

On December 22, 2017, the Tax Cuts and Jobs Act, which will have wide-ranging impacts on EFI including, but not limited to, a Deemed Repatriation Transition Tax and the revaluation of current U.S. deferred tax assets and liabilities, was enacted. We have recorded a $27.3 million charge in the fourth quarter of 2017 as a provisional estimate related to the aforementioned items. In the current quarter, we have recorded an additional $1.2 million charge related to the state tax impact associated with the Deemed Repatriation Transition Tax. The SEC staff issued Staff Accounting Bulletin (“SAB”) 118, which allows companies to record a provisional estimate of the income tax effects in the quarter in which it can make reasonable estimates of the effects of the new law. While we have calculated a reasonable estimate of the impact of the U.S. tax rate reduction and the amount of the Deemed Repatriation Transition Tax, we are still gathering additional information to refine and finalize our calculation of the impacts of the new tax law on our U.S. deferred tax assets and liabilities, the Deemed Repatriation Transition Tax, and other provisions associated with the Tax Cuts and Jobs Act. As we obtain additional information, we may record material adjustments in current or subsequent quarters, and will finalize the income tax effects in the fourth quarter of 2018, or in an earlier quarter if our analysis is complete.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains. A reconciliation of the adjustments to GAAP results for the three months ended March 31, 2018 and 2017 is provided below. In addition, an explanation of how management uses non-GAAP financial information to evaluate its business, the substance behind management’s decision to use this non-GAAP financial information, the material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under “About our Non-GAAP Net Income and Adjustments” after the tables below.

Our non-GAAP measures, including ex-currency are not in accordance with or an alternative to GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures, used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, revenue, gross profit, operating expenses, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent, or non-recurring.

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$239,866	$228,691
Cost of revenue	120,759	105,161

Gross profit	119,107	123,530
Operating expenses:
Research and development	38,279	39,627
Sales and marketing	46,680	43,035
General and administrative	19,421	21,029
Amortization of identified intangibles	12,138	10,778
Restructuring and other	4,654	918

Total operating expenses	121,172	115,387

Income (loss) from operations	(2,065)	8,143
Interest expense	(4,954)	(4,660)
Interest income and other income, net of expenses	1,289	287

Income (loss) before income taxes	(5,730)	3,770
Benefit from income taxes	2,135	1,017

Net income (loss)	$(3,595)	$4,787

Diluted EPS calculation
Net income (loss)	$(3,595)	$4,787
Net income (loss) per diluted common share	$(0.08)	$0.10
Shares used in diluted per share calculation	45,030	47,208

Electronics For Imaging, Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
			Ex-Currency
	2018	2017	2018
Net income (loss)	$(3,595)	$4,787	$(3,595)

Cost of revenue related to fair value inventory adjustment	—	1,024	—
Ex-currency adjustment	—	—	(2,221)
Stock based compensation – Cost of revenue	768	834	768
Stock based compensation – Research and development	2,355	3,570	2,355
Stock based compensation – Sales and marketing	1,799	2,295	1,799
Stock based compensation – General and administrative	1,848	3,581	1,848
Amortization of identified intangibles	12,138	10,778	12,138
Restructuring and other	4,654	918	4,654
General and administrative:
Acquisition-related transaction costs	679	729	679
Changes in fair value of contingent consideration	(1,228)	1,283	(1,228)
Revenue recognition and accounting review costs	611	19	611
Interest income and other income, net of expenses
Non-cash interest expense related to our convertible notes	3,383	3,171	3,383
Foreign exchange fluctuation related to contingent consideration	—	(105)	—
Balance sheet currency remeasurement impact	—	—	307
Tax effect of non-GAAP adjustments	(6,178)	(7,072)	(5,815)

Non-GAAP net income	$17,234	$25,812	$15,683

Non-GAAP net income per diluted common share	$0.38	$0.55	$0.34
Shares used in diluted per share calculation	45,540	47,208	45,540

Electronics For Imaging, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$163,077	$170,345
Short-term investments	140,659	148,697
Accounts receivable, net	251,227	244,416
Inventories	123,824	125,813
Other current assets	64,172	50,564

Total current assets	742,959	739,835
Property and equipment, net	99,333	98,762
Goodwill	406,876	403,278
Intangible assets, net	111,812	123,008
Restricted cash equivalents	35,733	32,531
Other assets	68,177	60,587

Total assets	$1,464,890	$1,458,001

Liabilities & Stockholders’ equity
Accounts payable	$119,842	$123,935
Accrued and other liabilities	166,569	153,923
Income taxes payable	5,427	5,309

Total current liabilities	291,838	283,167
Convertible senior notes, net	322,709	318,957
Imputed financing obligation related to build-to-suit lease	13,912	13,944
Noncurrent contingent and other liabilities	24,748	28,801
Deferred tax liabilities	10,375	11,652
Noncurrent income taxes payable	19,666	20,169

Total liabilities	683,248	676,690
Total stockholders’ equity	781,642	781,311

Total liabilities and stockholders’ equity	$1,464,890	$1,458,001

Electronics For Imaging, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(3,595)	$4,787
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,106	14,929
Deferred taxes	10,638	(899)
Provision for bad debts and sales-related allowances	(1,219)	2,822
Provision for inventory obsolescence	1,650	752
Stock-based compensation	6,770	10,280
Non-cash accretion of interest expense on convertible notes and imputed financing obligation	3,802	3,672
Other non-cash charges and gains	172	2,486
Changes in operating assets and liabilities, net of effect of acquired businesses	(29,031)	(23,931)

Net cash provided by operating activities	6,293	14,898

Cash flows from investing activities:
Purchases of short-term investments	—	(35,149)
Proceeds from sales and maturities of short-term investments	7,318	38,235
Purchases of restricted investments	—	(1,038)
Purchases, net of proceeds from sales, of property and equipment	(4,214)	(3,789)
Businesses purchased, net of cash acquired and disposition	(252)	(5,700)

Net cash provided by (used for) investing activities	2,852	(7,441)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,010	5,855
Purchases of treasury stock and net share settlements	(17,601)	(22,455)
Repayment of debt assumed through business acquisitions	(254)	(411)
Contingent consideration payments related to businesses acquired	(698)	(1,265)

Net cash used for financing activities	(13,543)	(18,276)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash equivalents	332	969

Decreases in cash, cash equivalents, and restricted cash equivalents	(4,066)	(9,850)
Cash, cash equivalents, and restricted cash equivalents at beginning of period	202,876	165,455

Cash, cash equivalents, and restricted cash equivalents at end of period	$198,810	$155,605

Restricted Cash. ASU 2016-18, Statement of Cash Flows: Restricted Cash, which we adopted in Q1 2018, requires that the statement of cash flows explain the change in cash, cash equivalents, and restricted cash equivalents. Therefore, restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown above. This presentation is required to be presented retrospectively to prior periods.

Electronics For Imaging, Inc.

Revenue by Operating Segment and Geographic Area

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue by Operating Segment
Industrial Inkjet	$142,209	$123,263
Productivity Software	43,775	35,058
Fiery	53,882	70,370

Total	$239,866	$228,691

Revenue by Geographic Area
Americas	$117,385	$109,895
EMEA	88,175	88,033
APAC	34,306	30,763

Total	$239,866	$228,691

Revenue Ex-Currency Adjustment	(10,622)	2,747

Total	$229,244	$231,438

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain costs, expenses, and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding certain costs, expenses, gains, and significant items that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our Board of Directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending on our activities and other factors, facilitates comparability of our operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures

We compute non-GAAP net income, and non-GAAP earnings per diluted share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of amortization of acquisition-related intangibles, stock-based compensation expense, restructuring and other expenses, acquisition-related transaction expenses, costs to integrate such acquisitions into our business, asset impairment, incremental cost of revenue due to the fair value adjustment to inventories acquired in business acquisitions, changes in the fair value of contingent consideration including the related foreign exchange fluctuation impact, revenue recognition and accounting review costs, and non-cash interest expense related to our 0.75% convertible senior notes (“Notes”). We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit.

Ex-Currency. To better understand trends in our business, we believe it is helpful to adjust our statement of operations to exclude the impact of year-over-year changes in the translation of foreign currencies into U.S. dollars. This is a non-GAAP measure that is calculated by adjusting revenue, gross profit, and operating expenses by using historical exchange rates in effect during the comparable prior year period and removing the balance sheet currency re-measurement impact from interest income and other income, net of expenses, including removal of any hedging gains and losses. We refer to these adjustments as “ex-currency”. Management believes the ex-currency measures provide investors with an additional perspective on year-over-year financial trends and enables investors to analyze our operating results in the same way management does. The year-over-year currency impact can be determined as the difference between year-over-year actual growth rates and year-over-year ex-currency growth rates.

These excluded items are described below:

•	Cost of revenue related to fair value adjustment of the Free Flow Print Server business (“FFPS”) is required to be recorded at fair value rather than historical cost in accordance with ASC 805, Business Combinations. The fair value of FFPS inventory reflects the manufacturing cost plus a portion of the expected gross profit. In 2017, we adjusted our cost of revenue to reflect the expected gross profit that was included in the inventory valuation under ASC 805. We believe this adjustment is useful to investors to understand the gross profit trends of our ongoing business.

•	Amortization of identified intangibles. Intangible assets acquired to date are being amortized on a straight-line basis.

•	Stock-based compensation expense of $6.8 and $10.3 million during the three months ended March 31, 2018 and 2017, respectively, were recognized in accordance with ASC 718, Stock Compensation.

•	Restructuring and other expenses consists of:

•	Restructuring charges incurred as we consolidate the number and size of our facilities and, as a result, reduce the size of our workforce.

•	Integration-related expenses were $1.1 and $0.5 million for the three months ended March 31, 2018 and 2017, respectively, consisted of expenses incurred to integrate business acquired and depreciation resulted from assets required to integrate acquired businesses. We have acquired 18 businesses in the last 5 years, which have required significant information technology investment to integrate them into our business.

•	Acquisition-related transaction costs associated with businesses acquired during the periods reported and anticipated transactions of $0.7 million for each of the three months ended March 31, 2018 and 2017.

•	Changes in fair value of contingent consideration. Our management determined that we should analyze the total return provided by the investment when evaluating operating results of an acquired entity. The total return consists of operating profit generated from the acquired entity compared to the purchase price paid, including the final amounts paid for contingent consideration without considering any post-acquisition adjustments related to changes in the fair value of the contingent consideration. Because our management believes the final purchase price paid for the acquisition reflects the accounting value assigned to both contingent consideration and to the intangible assets, we exclude the GAAP impact of any adjustments to the fair value of acquisition-related contingent consideration from the operating results of an acquisition in subsequent periods, including the related foreign exchange fluctuation impact. We believe this approach is useful in understanding the long-term return provided by our acquisitions and that investors benefit from a supplemental non-GAAP financial measure that excludes the impact of this adjustment

•	Non-cash interest expense on our Notes. Our Notes may be settled in cash on conversion. We are required to separately account for the liability (debt) and equity (conversion option) components of the Notes in a manner that reflects our non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize a debt discount equal to the fair value of the conversion option as interest expense on our $345 million of 0.75% convertible senior notes that were issued in a private placement in September 2014 over the term of the Notes.

•	Revenue recognition and accounting review costs. As described in “Item 9A, Controls and Procedures” of our annual report on Form 10-K, for the year ended December 31, 2017, as amended, our management concluded that we had material weaknesses in our internal control over financial reporting as of December 31, 2017 related to revenue recognition practices and the valuation of certain textile digital inkjet printer inventories. Therefore, we did not maintain effective internal control over financial reporting or effective disclosure controls and procedures, both of which are requirements of the Securities Exchange Act of 1934, as of that date. The review of our revenue recognition practices has required that we expend significant management time and incur significant accounting, legal, and other expenses of $0.6 million during the three months ended March 31, 2018, and we expect to incur additional costs in the future periods.

•	Tax effect of non-GAAP adjustments. We use a constant non-GAAP tax rate of 19%, which we believe reflects the long-term average tax rate based on our international structure and geographic distribution of revenue and profit. The long-term average tax rate is calculated in accordance with the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision in each jurisdiction in which we operate after excluding the tax effect of the non-GAAP items described above and $1.2 million of tax charges recognized in Q1 2018 as a result of the 2017 Tax Act, which was enacted on December 22, 2017. In Q4 2017, we previously excluded a $27.5 million charge as a result of the 2017 Tax Act, which was enacted on December 22, 2017.